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                                                                    EXHIBIT 23.2



Consent of Independent Certified Public Accountants



The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of The Source Information Management Company of our report dated March 9, 1999, relating to the consolidated financial statements U.S. Marketing Services, Inc. and subsidiaries for March 25, 1998 (inception) through December 31, 1998 appearing in the Company's current report on Form 8-K/A dated June 10, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                /s/ BDO Seidman, LLP

St. Louis, Missouri
June 15, 2000


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